                                  EXHIBIT 7(8)


                         Option Right Exercise Agreement

                         OPTION RIGHT EXERCISE AGREEMENT


          This Option Right Exercise Agreement (the "Agreement") is entered into as of November 26, 1996, by and among FRANKLIN RESOURCES, INC., a Delaware corporation (the "Parent"), TEMPLETON WORLDWIDE, INC., a Delaware corporation (the "Company" and, with Parent, the "Issuer"), HELLMAN & FRIEDMAN CAPITAL PARTNERS II, L.P., a California limited partnership ("HFCP II"), H&F ORCHARD PARTNERS, L.P., a California limited partnership ("Orchard Partners"), H&F INTERNATIONAL PARTNERS, L.P., a California limited partnership ("International Partners"), and MAGELLAN PTE. LTD., a corporation formed under the laws of Singapore ("Magellan" and, with HFCP II, Orchard Partners and International Partners, collectively the "Sellers").

                                   BACKGROUND

          1. The Sellers are presently the holders of an aggregate of One Hundred Fifty Million Dollars ($150,000,000) face amount of 6.25% Subordinated Debentures due 2002 (the "Debentures"), which Debentures were issued pursuant to an indenture among the Company, Parent and the Chase Manhattan Bank (the "Trustee") dated as of July 30, 1992 (the "Indenture"). Each Debenture was issued by the Company and guaranteed by the Parent as contemplated by the Indenture. Each Debenture has attached thereto an Option Right (as defined in the Indenture) issued by the Parent, which Option Right affords the holder of the Debenture the right to acquire shares of the Parent's common stock, par value ten cents ($.10) per share (the "Common Stock").

          2. The Parent, the Company and the Sellers have entered into this Agreement to provide for the exercise of the Option Rights (the "Associated Option Rights") associated with Debentures having an aggregate face amount of Seventy-five million, fifteen thousand six dollars and thirty cents $75,015,006.30) pursuant to Section 1202 of the Indenture by means of the surrender for redemption of such Debentures pursuant to Section 1113 of the Indenture; the proceeds of such redemption are to be delivered by the Company to the Parent to be applied, pursuant to the Indenture, to payment of the Option Price. At the closing of the transactions contemplated by this Agreement, Parent will deliver to the Sellers shares of Parent's Common Stock, together with the Cash Payment as provided herein. Schedule I sets forth the face amount of the Redeemed Debentures to be surrendered and the number of shares of the Parent's Common Stock to be delivered upon exercise of the Associated Option Rights, Schedule II sets forth the aggregate Cash Payment payable to HFCP II, Orchard and International, and Schedule III sets forth the Cash Payment payable to Magellan.

          Capitalized terms used without definition herein shall have the meaning ascribed to them in the Indenture.

          NOW, THEREFORE, the parties hereto agree as follows:

          Section 1. EXERCISE OF ASSOCIATED OPTION RIGHTS. Subject to the satisfaction of the Option Exercise Conditions set forth in Section 4, the Sellers severally agree to exercise the Associated Option Rights pursuant to
Section 1202 of the Indenture. Schedule I sets forth the face amount of the Redeemed Debentures to which the Associated Option Rights relate and the number of shares of Parent's Common Stock to be delivered upon exercise of the Associated Option Rights. The Option Price shall be paid by delivery of the Redeemed Debentures for redemption by the Company as contemplated by Sections 1101, 1111, 1113 and 1202 of the Indenture. Such Redeemed Debentures shall be redeemed by the Company on the Closing Date (as defined below) as provided in the Indenture and the proceeds thereof remitted by the Company to the Parent in full payment of the aggregate Option Price payable for exercise of the Associated Option Rights as provided in the Indenture. The Parent shall deliver to the Sellers on the Closing Date, against exercise of the Associated Option Rights by the Sellers and payment of the Option Price by the Company on the Seller's behalf, an aggregate of Two million three hundred sixty-one thousand one hundred ninety (2,361,190) shares of Common Stock of Parent as provided in Associated Option Rights, together with an aggregate cash payment (the "Cash Payment") in an amount set forth on Schedule II (in the case of HFCP II, Orchard and International) and Schedule III (in the case of Magellan). The Cash Payment payable to HFCP II, Orchard and International shall be divided among them as provided in written instructions provided to Parent prior to the Closing Date (as defined below). The closing of the transactions contemplated hereby shall take place on the second business day after the satisfaction of the Option Exercise Conditions, or on such other date as is mutually agreed by the parties (the "Closing Date"). Notwithstanding any provisions in the Indenture to the contrary, neither party will make any payment to the other party in respect of interest on the Redeemed Debentures surrendered pursuant to this Agreement other than (a) if the transaction has not closed on or before December 15, 1996, the interest payment then payable, and (b) as reflected in the calculation of the Cash Payment.

          Section 2. REPRESENTATIONS AND WARRANTIES OF SELLERS. Each Seller severally represents and warrants that at the Closing: (a) the execution, delivery and performance by each such Seller of this Agreement (i) are within the corporate or partnership power and authority, as appropriate, of each such Seller, (ii) have been duly authorized by all necessary action on the part of such Seller, (iii) do not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, a limited partnership agreement or organizational document of such Seller or any material contract or agreement to which such Seller is a party, and (iv) will not violate any order, writ, injunction, decree, judgment, ruling, law, rule or other regulation of any court or governmental authority, domestic or foreign, applicable to such Seller or its properties; (b) this Agreement constitutes a legal, valid and binding agreement of such Seller enforceable against such Seller in accordance with its terms; and
(c) the delivery of the Purchased Securities to the Parent pursuant to this Agreement will transfer to Parent legal and valid title thereto free and clear of all claims, liens, charges or encumbrances of any kind or nature whatsoever created by Sellers.

          Section 3. REPRESENTATIONS AND WARRANTIES OF THE ISSUERS. Each Issuer represents and warrants that at the Closing: (a) the execution, delivery and performance by each Issuer of this Agreement (i) are within the corporate power and authority of each Issuer, (ii) has been duly authorized by all necessary corporate or other action on the part of each Issuer, (iii) does not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, the certificate of incorporation, as amended, or bylaws of either Issuer or any material contract or agreement to which such Issuer or any material contract or agreement to which either Issuer is a party, and (iv) will not violate any order, writ, injunction, decree, judgment, ruling, law, rule or regulation of any court or governmental authority, domestic or foreign, applicable to either Issuer or their subsidiaries or any of their respective properties; and (b) this Agreement constitutes a legal, valid and binding agreement of each Issuer enforceable against it in accordance with its terms.


          Section 4. CONDITIONS TO OPTION EXERCISE. The obligations of the Sellers and the Issuers to complete the transactions contemplated by Section 1 hereof are subject to the following conditions (the "Option Exercise Conditions":

          (a) The parties shall have filed, to the extent required, notification under the Hart-Scott-Rodino Antitrust Trust Improvements Act (which filing shall be made by November 27, 1996) or been terminated and any waiting period under such act shall have expired;

          (b) The representations and warranties of each party to the other set forth in Sections 2 and 3 hereof shall continue to be true and correct on and as of the Closing Date, and each party shall deliver to the other a certificate confirming such fact executed by a duly authorized officer of such party; and

          (c) The conditions to each parties' obligations to close the transactions contemplated by the Debenture Repurchase Agreement of even date herewith shall have been satisfied or waived.

If the Closing Date has not occurred prior to January 1, 1997, this Agreement shall terminate and be of no further force or effect.

          Section 5. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

          Section 6. GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of California as such laws are applied to agreements between California residents entered into and performed entirely within California.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.


                                   FRANKLIN RESOURCES, INC.


                                   By:    /s/ Illegible
                                       -------------------------
                                   Title: Senior Vice President
                                          ----------------------


                                   TEMPLETON WORLDWIDE, INC.


                                   By:    /s/ Illegible
                                       -------------------------
                                   Title: Executive Vice President
                                          ----------------------

HELLMAN & FRIEDMAN CAPITAL PARTNERS II, L.P.
By:  Hellman & Friedman Investors, L.P.,
     its general partner
By:  Hellman & Friedman Investors, Inc.,
     its general partner


By:    /s/ Philip U. Hammarskjold
    ---------------------------------------
Title:     Vice President
       ------------------------------------


H&F ORCHARD PARTNERS, L.P.
By:  H&F Orchard Investors, L.P.,
     its general partner
By:  H&F Orchard Investors, Inc.,
     its general partner


By:    /s/ Philip U. Hammarskjold
    ---------------------------------------
Title:     Vice President
       ------------------------------------

H&F INTERNATIONAL PARTNERS, L.P.
By:  H&F International Investors, L.P.,
     its general partner
By:  H&F International Investors, Inc.,
     its general partner


By:    /s/ Philip U. Hammarskjold
    ---------------------------------------
Title:     Vice President
       ------------------------------------

MAGELLAN PTE. LTD.


By:    /s/ Kunnasagaran Chinniah
    ---------------------------------------
Title:     Director
       ------------------------------------

                                   SCHEDULE I


               -------------------------------------------------------
               -------------------------------------------------------
               SELLER            REDEEMED          SHARES SUBJECT TO
                                 DEBENTURES        ASSOCIATED OPTION
                                 (IN $)            RIGHTS
               -------------------------------------------------------
               HFCP II             46,494,314.82          1,463,466
               -------------------------------------------------------
               Orchard             2,930,591.88             92,244
               -------------------------------------------------------
               International        585,108.09              18,417
               -------------------------------------------------------
               Magellan            25,004,991.51           787,063
               -------------------------------------------------------
               TOTAL:              75,015,006.30          2,361,190
               -------------------------------------------------------
               -------------------------------------------------------

                                   SCHEDULE II

                          CASH PAYMENT BY CLOSING DATE
                                (H & F ENTITIES)
                    --------------------------------------
                    Current shares:               3.147624
                    Shares sold:                  1.573497
                    Remaining shares:             1.574127
                    --------------------------------------

                    --------------------------------------
                    Discount rate:                   10.0%
                    Assumed days in year:              360
                    --------------------------------------

                                               Cash
                                             Payment
                                                $
                          Day:
                         11/15/96            $2,987,628
                         11/16/96            $2,988,419
                         11/17/96            $2,989,211
                         11/18/96            $2,990,002
                         11/19/96            $2,990,794
                         11/20/96            $2,991,586
                         11/21/96            $2,992,378
                         11/22/96            $2,993,170
                         11/23/96            $2,993,963
                         11/24/96            $2,994,756
                         11/25/96            $2,995,548
                         11/26/96            $2,996,342
                         11/27/96            $2,997,135
                         11/28/96            $2,997,929
                         11/29/96            $2,998,722
                         11/30/96            $2,999,516
                         12/01/96            $3,000,311
                         12/02/96            $3,001,105
                         12/03/96            $3,001,900
                         12/04/96            $3,002,695
                         12/05/96            $3,003,490
                         12/06/96            $3,004,285
                         12/07/96            $3,005,080
                         12/08/96            $3,005,876
                         12/09/96            $3,006,672
                         12/10/96            $3,007,468
                         12/11/96            $3,008,265
                         12/12/96            $3,009,061
                         12/13/96            $3,009,858
                         12/14/96            $3,010,655
                         12/15/96            $3,011,452
                         12/16/96            $1,281,855
                         12/17/96            $1,282,194
                         12/18/96            $1,282,534
                         12/19/96            $1,282,873
                         12/20/96            $1,283,213
                         12/21/96            $1,283,553
                         12/22/96            $1,283,893
                         12/23/96            $1,284,233
                         12/24/96            $1,284,573
                         12/25/96            $1,284,913
                         12/26/96            $1,285,253
                         12/27/96            $1,285,593
                         12/28/96            $1,285,934
                         12/29/96            $1,286,274
                         12/30/96            $1,286,615
                         12/31/96            $1,286,956
                         01/01/97            $1,475,493

                                  SCHEDULE III

                          CASH PAYMENT BY CLOSING DATE
                                   (MAGELLAN)

                    --------------------------------------
                    Current shares:               1.573812
                    Shares sold:                  0.786749
                    Remaining shares:             0.787063
                    --------------------------------------

                    --------------------------------------
                    Discount rate:                   10.0%
                    Assumed days in year:              360
                    --------------------------------------

                                              Cash
                                             Payment
                          Day                   $
                         11/15/96            $1,330,299
                         11/16/96            $1,330,652
                         11/17/96            $1,331,004
                         11/18/96            $1,331,357
                         11/19/96            $1,331,709
                         11/20/96            $1,332,062
                         11/21/96            $1,332,414
                         11/22/96            $1,332,767
                         11/23/96            $1,333,120
                         11/24/96            $1,333,473
                         11/25/96            $1,333,826
                         11/26/96            $1,334,179
                         11/27/96            $1,334,533
                         11/28/96            $1,334,886
                         11/29/96            $1,335,239
                         11/30/96            $1,335,593
                         12/01/96            $1,335,947
                         12/02/96            $1,336,300
                         12/03/96            $1,336,654
                         12/04/96            $1,337,008
                         12/05/96            $1,337,362
                         12/06/96            $1,337,716
                         12/07/96            $1,338,070
                         12/08/96            $1,338,425
                         12/09/96            $1,338,779
                         12/10/96            $1,339,134
                         12/11/96            $1,339,488
                         12/12/96            $1,339,843
                         12/13/96            $1,340,198
                         12/14/96            $1,340,553
                         12/15/96            $1,340,907
                         12/16/96              $559,650
                         12/17/96              $559,798
                         12/18/96              $559,946
                         12/19/96              $560,094
                         12/20/96              $560,243
                         12/21/96              $560,391
                         12/22/96              $560,539
                         12/23/96              $560,688
                         12/24/96              $560,836
                         12/25/96              $560,985
                         12/26/96              $561,133
                         12/27/96              $561,282
                         12/28/96              $561,430
                         12/29/96              $561,579
                         12/30/96              $561,728
                         12/31/96              $561,877
                         01/01/97              $656,123